Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts —

Strategic 10/A+ Portfolio, 2003 Series C:

We consent to the use of our report dated August 21, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

August 21, 2003